Exhibit 4.8

FORM 51-102F3
MATERIAL CHANGE REPORT

Item 1	Name and Address of Company

BELLUS Health Inc. (the “Company” or “BELLUS Health”)

275 Armand-Frappier Blvd.

Laval, Québec

H7V 4A7

Item 2	Date of Material Change

August 26, 2019

Item 3	News Release

A press release was issued on August 26, 2019, from Laval, Québec, and disseminated by Globe Newswire.

Item 4	Summary of Material Change

The Company announced the appointment of Dr. Catherine Bonuccelli, MD as Chief Medical Officer.

Item 5	Full Description of Material Change

5.1           Full Description of Material Change

On August 26, 2019, the Company announced the appointment of Dr. Catherine Bonuccelli, MD to the role of Chief Medical Officer.

5.2           Disclosure for Restructuring Transactions

N/A

Item 6	Reliance on subsection 7.1(2) of National Instrument 51-102

This report is not being filed on a confidential basis.

Item 7	Omitted Information

N/A

Item 8	Executive Officer

François Desjardins

Vice-President, Finance

(450) 680-4525

Item 9	Date of Report

August 27, 2019